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                                                                     Exhibit 2.8



The following exhibit no. 2.8 constitutes a fair and accurate English translation of the original copy of this document.


                               /s/ Michael P. Chitty
                               ----------------------------------------
                               Michael P. Chitty
                               Company Secretary of Willis Corroon Group Limited


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                                                                     Translation

                        No. 179 of Deed Register for 1998

                                 R e c o r d e d
                      in Frankfurt am Main on 17 March 1998

                   Before the undersigned notary public in the
              District of the High Regional Court Frankfurt am Main

                                 Dr. Gunter Paul

                        with office in Frankfurt am Main,
                          Darmstadter Landstrasse 125,

             appeared today with the request of notarisation of the

                                 Merger Contract

                   Jaspers Industrie Assekuranz GmbH & Co. KG

                       C. Wuppesahl & Co. Assekuranzmakler

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personally known to the acting notary public:

1.    for   Jaspers Industrie Assekuranz GmbH & Co. KG
            Gruneburgweg 102
            60323 Frankfurt am Main

      represented by its general partner with the sole power of representation

            Industrie-Assekuranz Gesellschaft mit beschrankter Haftung
               Gruneburgweg 102
               60323 Frankfurt am Main

                        the latter represented by the lawyer
                        Dr. Christian von Oertzen,
                        business address: Darmstadter Landstrasse 125 60598 Frankfurt am Main pursuant to a power of attorney of 22 January 1998 granted him which was at hand on notarisation and which is attached to this Deed as ANNEX 1;

2.    for   C. Wuppesahl & Co. Assekuranzmakler
            Herrlichkeit 1
            28199 Bremen

            represented by its partner with the sole power of representation

                        C. Wuppesahl Management GmbH
                        Herrlichkeit 1
                        28199 Bremen

                              the latter represented by the lawyer
                              Dr. Christian von Oertzen,
                              business address: Darmstadter Landstrasse 125 60598 Frankfurt am Main pursuant to a power of attorney of 21 January 1998 granted him which was at hand on notarisation and which is attached to this Deed as ANNEX 2.

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The appeared declared for the record the following:

                                 MERGER CONTRACT

                           I. Merger by Consolidation

(1) The limited partnership Jaspers Industrie Assekuranz GmbH & Co. KG and the partnership C. Wuppesahl & Co. Assekuranzmakler agreed to merge the two companies by way of a consolidation according to Sections 36 subs. of the German law regulating the transformation of companies of 28 October 1994
      (UmwG). The merger shall be made according to book value in exchange for shares according to Section 24 of the German Tax Law regulating transformation of companies (UmwStG).

(2) With effect of 31 December 1997 / 1 January 1998 the companies transfer by way of merger their entire business with all rights and liabilities to a hereby newly formed company with the corporate name Jaspers Wuppesahl Industrie Assekuranz GmbH & Co. KG with registered seat in Frankfurt and Bremen - hereinafter also referred to as "JWIA".

                               II. General Partner

Industrie-Assekuranz Gesellschaft mit beschrankter Haftung shall be the general partner. The company holds a share in the amount of DM 4,000.

                              III. Limited Partners

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(1)   The limited liability capital of the company shall be DM 6,800,000.
(2)   The limited liability capital is divided as follows:

      1.    Ms. Irene Koenig, nee Mehl, Bad Soden,
            holds a limited partnership share of
            18.32% for the time being a share in
            the amount of                                      DM 1,245,964.00

      2.    Ms. Doris Ballauff, nee Strohlein,
            Hamburg, holds a limited partnership
            share of 12.74% for the time being a
            share in the amount of                             DM   866,218.00

      3.    Mr. Michael Emken, Hamburg, holds a
            limited partnership share of 12.74% for
            the time being a share in the amount of            DM   866,218.00

      4.    The limited partnership C. Wuppesahl,
            Bremen, holds a limited partnership
            share of 18.9% for the time being a
            share in the amount of                             DM 1,285,200.00

      5.    Deutsche Bank AG, Frankfurt am Main,
            holds a limited partnership share of
            14.6% for the time being a share in the
            amount of                                          DM   992,800.00

      6.    Willis Corroon GmbH, Hamburg, holds a
            limited partnership share of 5.4%

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            for the time being a share in the
            amount of                                          DM   367,200.00

      7.    68. Verwaltungsgesellschaft Dammtor mbH
            holds a limited partnership share of
            14.6% for the time being a share in the
            amount of                                          DM   992,800.00

      8.    C. Wuppesahl Management GmbH holds a
            limited partnership share of 2.7% for
            the time being a share in the amount of            DM   183,600.00

           IV. Articles of Association, By-Laws for the Advisory Board

(1) The Articles of Association of the limited partnership shall be as laid out in ANNEX 3.

(2) The shareholders have resolved by-laws for the Advisory Board of the company according to ANNEX 4.

                             V. Further Declarations

(1) The business transactions of the companies Jaspers Industrie Assekuranz GmbH & Co. KG and C. Wuppesahl & Co. Assekuranzmakler shall be deemed to be made for the account of JWIA as of 1 January 1998.

(2) Special rights in the meaning of Section 5 para. 1 no. 7 UmwG and special benefits in the meaning of Section 5 para. 1 no. 8 UmwG were not granted.

(3)   The transferring companies employ together currently 610 employees; these

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      employees shall be taken over by JWIA on the terms of their current employment agreements.

(4) As far as the transferring companies have works councils, the companies acted according to the provisions on the notification of this Merger Contract to the works councils according to Section 5 para. 3 UmwG.

(5) The merger shall be made according to the annual accounts of the transferring companies as of 31 December 1997.

(6) The shareholders of the transferring companies retain the right to receive the profits for the time until 31 December 1997 for the respective company.

                                 VI. Real Estate

The transferring companies own no real estate.

                                 VII. Approvals

(1) This Merger Contract requires for its effectiveness the approval of the shareholders of the transferring companies.

(2) According to its notification of 24 February 1998 the Federal Cartel Office has no objections against the merger.

                              VIII. Costs and Taxes

The costs of this agreement, its execution and of the shareholder meetings of the

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respective companies which have to decide on the approval to this contract and other measures in connection with the merger and all other costs in connection with the merger shall be borne by the new company.

                              IX. Power of Attorney

The appeared hereby authorise the employees of the notary

                        Gisela Schmitt, Andrea Gober and
                                 Beatrix Appel,
            all with business address at Darmstadter Landstrasse 125,
                             60598 Frankfurt am Main

each of them alone and exempted from the restrictions of Section 181 BGB under the responsible control of the acting notary

      a)    to change and amend the Merger Contract

      b)    to hold shareholder meetings and to adopt resolutions

      c)    to change or amend applications to the commercial register as far as these measures are necessary to finalise the merger between the two companies.

                                 X. Arbitration

All disputes between the contracting parties among each other which concern the content of this Contract or its coming into existence shall be decided by an arbitration

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tribunal pursuant to Section 1025 German Code of Civil Procedure (ZPO) ousting jurisdiction of the normal courts. This shall, however, only apply if all shareholders have signed a separate arbitration agreement which provides for further details and which then shall form part of this contract.

                                XI. Instructions

The acting notary instructed the Appeared that

- the merger will only become effective if all shareholders have approved the merger;

- the merger will also only become effective with the registration of the new company in the commercial register.

The above record and its Annexes were read aloud by the notary public to the appeared person, was approved by him and signed by him in his own hands as follows:


                                      ------------------------------------------
                                       for Industrie-Assekuranz GmbH, acting for
                                      Jaspers Industrie Assekuranz GmbH & Co. KG


                                      ------------------------------------------
                                        for C. Wuppesahl Management GmbH, acting
                                         for C. Wuppesahl & Co. Assekuranzmakler

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                                      ------------------------------------------
                                                         Dr. Gunter Paul, notary